                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / /  Confidential for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)



/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12



                         NOVAMETRIX MEDICAL SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         /X/  No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------

         / /      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

         / /      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)      Amount previously paid

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

--------------------------------------------------------------------------------

                         NOVAMETRIX MEDICAL SYSTEMS INC.

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 6, 1999

                                 ---------------

                                                        Wallingford, Connecticut
                                                                 August 30, 1999

       To the Holders of Common Stock of
          NOVAMETRIX MEDICAL SYSTEMS INC.:

                 The Annual Meeting of the Stockholders of NOVAMETRIX MEDICAL SYSTEMS INC. (the "Company") will be held at the Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450 on Wednesday, October 6, 1999, at 10:30 a.m. for the following purposes, as more fully described in the accompanying Proxy Statement:

                      1. To elect two Class A directors of the Company for the ensuing three years.

                      2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending April 30, 2000.

                      3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                 The close of business on August 20, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                   By Order of the Board of Directors,



                                   Joseph A. Vincent, Secretary

                 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

                                 --------------

                                 PROXY STATEMENT

                                 --------------


                  This Proxy Statement, which will be mailed commencing on or about August 30, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Novametrix Medical Systems Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on October 6, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Meeting will be held at the Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450. The Company's executive offices are located at 5 Technology Drive, Wallingford, Connecticut 06492.

                  Holders of record of issued and outstanding shares of common stock, $.01 par value ("Common Stock"), of the Company as of August 20, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 7,949,949 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

                  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Directors of the Company are elected by a plurality vote. Adoption of Proposal 2 will require the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote on that proposal. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of July 1, 1999, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


NAME AND ADDRESS                                         SHARES OF COMMON STOCK         PERCENT
----------------                                           BENEFICIALLY OWNED           OF CLASS
                                                           ------------------           --------
Charles F. Manning, Jr., M.D. Group..........                  575,338(1)                 7.2%
  1831 Ox Bottom Road
  Tallahassee, Florida 32312

Ashford Capital Management, Inc..............                  487,000(2)                 6.1%
  P.O. Box 4172
  Wilmington, Delaware 19807



----------

(1) Information as to the Charles F. Manning, Jr., M.D. Group is based upon reports on Schedule 13D filed with the Securities Exchange Commission (the "Commission") on April 10, 1997 by such Group. Such reports indicate that such Group beneficially owns an aggregate of 575,338 shares, which includes 72,570 shares issuable on the exercise of currently exercisable warrants.

(2) Information as to Ashford Capital Management, Inc. is based upon a report on Schedule 13G filed with the Commission on December 31, 1998 by such Group. Such report indicates that such Group beneficially owns an aggregate of 487,000 shares.

SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth, as of July 1, 1999, the number of shares of Common Stock beneficially owned by each of the Company's directors and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, according to information furnished by such persons to the Company.


NAME AND ADDRESS                                          SHARES OF COMMON STOCK       PERCENT
----------------                                            BENEFICIALLY OWNED         OF CLASS
                                                            ------------------         --------
Paul A. Cote ........................................             61,096(1)               *
        Director of the Company
Vartan Ghugasian ....................................             64,166(2)               *
        Director of the Company
Thomas M. Haythe ....................................            137,706(3)              1.7%
        Director of the Company
William J. Lacourciere ..............................            399,466(4)              5.0%
        Chairman of the Board, President and
        Chief Executive Officer of the Company
        and Director of the Company
John P. Mahoney .....................................            184,142(5)              2.3%
        Director of the Company
Philip F. Nuzzo .....................................             44,416(6)               *
        Vice President - Marketing and Product
        Development
Photios T. Paulson ..................................             32,166(7)               *
        Director of the Company
Steven J. Shulman ...................................             25,999(8)               *
        Director of the Company
Joseph A. Vincent ...................................             78,800(9)              1.0%
        Executive Vice President, Chief Operating
        Officer, Treasurer and Secretary of the
        Company
All directors and executive                                    1,080,113(1)             13.2%
        officers as a group                                       (2)(3)(4)
        (eleven persons)                                          (5)(6)(7)
                                                                 (8)(9)(10)




----------

*      Less than one percent.

(1) Includes 5,575 shares issuable upon the exercise of currently exercisable warrants held by Mr. Cote, which warrants will expire on December 8, 1999, and 6,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Cote.

(2) Includes 1,000 shares issuable upon the exercise of currently exercisable warrants held by Dr. Ghugasian, which warrants will expire on December 8, 1999, and 6,666 shares issuable upon the exercise of currently exercisable stock options held by Dr. Ghugasian.

(3) Includes 16,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Haythe.

(4) Includes (i) 5,907 shares held for the account of Mr. Lacourciere under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan (the "ESOP"), (ii) 1,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Lacourciere, which warrants will expire on December 8, 1999, and (iii) 46,666 shares issuable upon the exercise of currently exercisable stock options held by Mr.
       Lacourciere.

(5) Includes 10,400 shares issuable upon the exercise of currently exercisable warrants held by Dr. Mahoney, which warrants will expire on December 8, 1999, and 3,333 shares issuable upon the exercise of currently exercisable stock options held by Dr. Mahoney.

(6) Includes (i) 2,561 shares held for the account of Mr. Nuzzo under the ESOP and (ii) 39,166 shares issuable upon the exercise of currently exercisable stock options held by Mr. Nuzzo.

(7) Includes 10,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Paulson, which warrants will expire on November 30, 2002, and 16,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Paulson.

(8) Includes 19,999 shares issuable upon the exercise of currently exercisable stock options held by Mr. Shulman.

(9) Includes (i) 3,176 shares held for the account of Mr. Vincent under the ESOP, (ii) 200 shares issuable upon the exercise of currently exercisable warrants held by Mr. Vincent, which warrants will expire on December 8, 1999, and (iii) 27,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Vincent.

(10) Includes (i) 1,486 shares held for the account of Leslie E. Mace, Vice President - Engineering of the Company, under the ESOP and (ii) 13,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Mace. Includes (i) 1,533 shares held for the account of Jeffery A. Baird, Chief Financial Officer of the Company, under the ESOP and (ii) 20,499 shares issuable upon the exercise of currently exercisable stock options held by Mr. Baird.

                            I. ELECTION OF DIRECTORS

                  The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes. The Class A directors of the Company are Paul A. Cote and Vartan Ghugasian, the Class B directors of the Company are John P. Mahoney, Photios T. Paulson and Steven J. Shulman, and the Class C directors of the Company are Thomas M. Haythe and William J. Lacourciere. Each class of directors is elected to serve for a term of three years. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

                  Two Class A directors will be elected at the Meeting to serve for three years and until their respective successors shall have been elected and qualified. The Class B directors will be elected at the 2000 Annual Meeting and the Class C directors will be elected at the 2001 Annual Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the nominees for Class A director, Paul A. Cote and Vartan Ghugasian, unless otherwise instructed in such Proxy. In case either one of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve.

                  Information concerning the nominees for election as Class A directors and the other directors of the Company whose terms of office will continue after the Meeting is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION

         PAUL A. COTE (Class A director), age 69; practicing lawyer in Maine since 1955; President and Director, Cote, Cote & Hamann (law firm); Director, Secor Federal Savings & Loan, Birmingham, Alabama, from 1992 to 1993; Member, Advisory Board, Fleet Bank (and predecessors Northeast Bankshare Association and Norstar), from 1975 to 1992; Director of the Company since November 1996.

         VARTAN GHUGASIAN (Class A director), age 54; practicing dentist in Massachusetts since 1972; Associate in Prosthetic Dentistry, Harvard University School of Dental Medicine, from 1980 until 1993; Director, Karagheusian Commemorative Corporation; Director of the Company since November 1996.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

         THOMAS M. HAYTHE (Class C director), age 59; Partner, Haythe & Curley (law firm) since prior to 1991; Director: Guest Supply, Inc. (provider of hotel guest room amenities, accessories and products), Westerbeke Corporation (manufacturer of marine engine products) and Ramsay Youth Services, Inc. (provider of youth and educational services); Director of the Company since 1978.

         WILLIAM J. LACOURCIERE (Class C director), age 59; Chairman of the Board of the Company since September 1991; Chief Executive Officer of the Company since February 1991; President of the Company since August 1986; Chief Operating Officer of the Company from March 1983 to February 1991; Executive Vice President of the Company from March 1983 to August 1986; Executive Vice President - Marketing of the Company from October 1982 to March 1983; Vice President - Domestic Sales of the Company, April 1980 to October 1982; Director of the Company since 1982.

         JOHN P. MAHONEY (Class B director), age 51; Staff Pathologist, Pathology Associates, Inc. (pathology group providing services in surgical, cytologic, clinical and forensic pathology) from 1981 to 1994 and since 1996); Chief of Staff, Tallahassee Community Hospital; President, Capital Medical Society; Associate Medical Examiner, State of Florida, District II; President and Chief Executive Officer, Health Enterprises, Inc. (holding company that included a 62,000 member health maintenance organization, which was merged with Coastal Physicians Group in 1995); Director of the Company since October 1997.

         PHOTIOS T. PAULSON (Class B director), age 60; Vice President, bioMerieux Alliance, SA (privately-held French holding company), since January 1995; Chairman, bioMerieux Vitek Inc. (manufacturer of clinical diagnostic systems) since July 1991; Senior Advisor-Health Care Industry and International Investment Banking, Prudential Securities Inc. (investment bankers) since prior to 1991; Director of the Company since 1992.

         STEVEN J. SHULMAN (Class B director), age 48; President and Chief Executive Officer of Prudential HealthCare (one of the nation's ten largest healthcare providers) since August, 1997; President, Pharmacy & Disease Management Group of Value Health, Inc. (provider of specialty managed care programs) from November 1995 to March 1997; Executive Vice President, Value Health, from April 1991 until September 1993; Senior Vice President, Value Health since prior to 1991 until September 1993; Acting President and Chief Executive Officer of American PsychManagement, Inc. (wholly-owned subsidiary of Value Health), October 1990 through April 1991; various managerial positions, CIGNA Healthplan, Inc. (provider of group life and health insurance, including managed care products) since prior to 1989; Director of Ramsay Youth Services, Inc. (provider of youth and educational services); Director of the Company since 1993.

                  The Board of Directors has a Stock Option Committee, whose members are Messrs. Cote, Paulson and Shulman, a Compensation Committee, whose members are Messrs. Ghugasian, Haythe and Shulman, and an Audit Committee, whose members are Messrs. Cote, Haythe, Mahoney and Paulson. The Board of Directors does not have a Nominating Committee.

                  The Stock Option Committee administers the Company's Stock Option Plans, its 1997 Long Term Incentive Plan and its Employee Stock Purchase Plan. The Compensation Committee determines the compensation arrangements for executive officers of the Company. The Audit Committee is authorized to review the results of the auditors' examinations and to make recommendations with respect to accounting practices and procedures and internal controls.

                  During the fiscal year ended May 2, 1999, the Board of Directors of the Company met 11 times. The Stock Option Committee met two times, the Audit Committee met one time and the Compensation Committee did not meet. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees of the Board on which such director served which were held during the time that such director served, except that Mr. Shulman attended 69% and Mr. Paulson attended 64% of such aggregate number of meetings.

                  No family relationships exist between any of the directors and officers of the Company.

                  The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized a payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

EXECUTIVE COMPENSATION

                  The following table sets forth information for the fiscal years ended May 2, 1999, May 3, 1998 and April 27, 1997 concerning the compensation of the Company's Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended May 2, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                                              Compensation
                                                  Annual Compensation            Awards
                                                 -----------------------     -------------
Name and                          Fiscal                                                          All Other
Principal Position                 Year          Salary          Bonus       Stock Options    Compensation (1)
------------------                 ----          ------          -----       -------------    ----------------
William J. Lacourciere             1999         $243,686        $    -0-            -0-           $  1,552
  Chairman of the Board,           1998          250,000             -0-        50,000               1,583
  President and Chief              1997          220,192             -0-            -0-              3,155
  Executive Officer

Joseph A. Vincent                  1999          132,894             -0-            -0-              1,158
  Executive Vice                   1998          132,692             -0-        19,000               1,307
  President and Chief              1997          115,000         20,000             -0-              2,722
  Operating Officer

Philip F. Nuzzo                    1999          123,116             -0-            -0-              1,195
  Vice President -                 1998          123,269             -0-        19,000               1,145
  Marketing and Product            1997          110,780             -0-            -0-              2,447
  Development



----------

(1) Includes contributions made by the Company on behalf of the named executive officers to the Company's 401(k) Plan and the Employee Stock Ownership Plan, and a term life insurance plan.

                  In October 1998, the Company established the Novametrix Medical Systems Inc. Director and Senior Officer Stock Retention Program. The purpose of the Stock Retention Program is to encourage the acquisition and retention of Company Common Stock by the directors and senior officers of the Company by providing them with loans to assist them in purchasing and/or continuing to own shares of Common Stock. Loans are for a term of three years and bear interest at the Applicable Federal Rate prescribed by the Internal Revenue Code of 1986. Pursuant to the Stock Retention Program, the Company has made a loan to Mr. Lacourciere in the principal amount of $20,000 and to Mr. Vincent in the principal amount of $50,000.

                  The following table sets forth the number and value of options held by the executive officers named in the Summary Compensation Table at May 2, 1999. None of such executive officers exercised options during the fiscal year ended May 2, 1999.


                          FISCAL YEAR END OPTION VALUES

                                      Number of Unexercised           Value of Unexercised
                                      Securities Underlying            In-the Money Options
                                     Options at May 2, 1999             at May 2, 1999 (1)
                                     ----------------------             ------------------
Name                             Exercisable      Unexercisable   Exercisable     Unexercisable
----                             -----------      -------------   -----------     -------------
William J. Lacourciere              46,666            33,334        $15,000         $     -0-

Joseph A. Vincent                   26,333            12,667         10,000               -0-

Philip F. Nuzzo                     37,833            12,667         35,375               -0-



---------------

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.

                  The following table sets forth certain information as to the repricing of options held by executive officers of the Company named in the Summary Compensation Table which occurred on November 23, 1998. Further explanation concerning this repricing is included in the Compensation Committee Report on Executive Compensation, below.


                           TEN-YEAR OPTION REPRICINGS

NAME                        DATE        NUMBER OF    MARKET PRICE    EXERCISE PRICE       NEW            LENGTH OF
----                        ----         OPTIONS     OF STOCK AT       AT TIME OF       EXERCISE      ORIGINAL OPTION
                                       REPRICED OR     TIME OF        REPRICING OR       PRICE        TERM REMAINING
                                         AMENDED     REPRICING OR      AMENDMENT         -----          AT DATE OF
                                         -------      AMENDMENT        ---------                       REPRICING OR
                                                      ---------                                         AMENDMENT
                                                                                                        ---------
William J. Lacourciere    11/23/98       50,000       $   6.3125      $     7.625       $ 6.3125         9 years

Philip F. Nuzzo           11/23/98       15,000           6.3125            9.125         6.3125         9 years

Joseph A. Vincent         11/23/98       15,000           6.3125            9.125         6.3125         9 years



COMPENSATION OF DIRECTORS

                  The Company pays its directors who are not employees of the Company an annual fee of $7,500, a fee for each meeting of the Board of Directors of the Company attended of $1,000, and a fee for each telephone and committee meeting attended of $500. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

                  Pursuant to the Stock Retention Program, the Company has made loans to Mr. Cote in the principal amount of $104,000, to Mr. Haythe in the principal amount of $100,000, and to Dr. Mahoney in the principal amount of $98,100.

EMPLOYMENT AGREEMENT

                  The Company has entered into an employment agreement with Mr. Lacourciere. The term of the employment agreement commenced as of June 1, 1988 and is automatically extended on an annual basis, unless a notice of non-extension is given by either party. The current term of the agreement, as so extended, expires on December 31, 1999. The employment agreement provided for an initial annual salary of $200,000, subject to increases based on increases in the Consumer Price Index and additional increases at the discretion of the Board of Directors. The salary under the employment agreement is currently $250,000 per year. The agreement also provides, in the event of the termination of Mr. Lacourciere's employment by the Company other than for cause, for a cash payment to Mr. Lacourciere equal to three times his average annual cash compensation during the five most recent taxable years of the Company ending before the date of such termination, less $1,000. In the event Mr. Lacourciere's employment with the Company is terminated at this time, such termination payment would be approximately $691,000. In the event of the occurrence of certain change of control events involving the Company without the approval of the Board of Directors, Mr. Lacourciere may terminate his employment with the Company during the one-year period following any such change of control event and such termination of employment would entitle him to the same termination payment. In November 1997, the Company and Mr. Lacourciere amended Mr. Lacourciere's employment agreement to provide Mr. Lacourciere with a retirement benefit upon his retirement from the Company at any time subsequent to his attaining age 65. The aggregate amount of the retirement benefit is equal to three times Mr. Lacourciere's average annual cash compensation during the five most recent taxable years of the Company ending prior to the date of his retirement and is payable in equal monthly installments over the three-year period commencing upon his retirement. The amendment also provides for a reduced retirement benefit for Mr. Lacourciere in the event of his retirement from the Company after attaining age 62 but prior to attaining age 65.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee are Vartan Ghugasian, Thomas M. Haythe and Steven J. Shulman. Mr. Haythe is a member of the law firm of Haythe & Curley, the Company's general counsel. See "Certain Relationships and Related Transactions," below.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

                  To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended May 2, 1999, except as provided below, its directors, executive officers and greater than 10 percent stockholders complied with all Section 16(a) filing requirements. Dr. Mahoney reported a purchase of Common Stock occurring in April 1999 on Form 5 in June 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Thomas M. Haythe, a director of the Company, is a member of the law firm of Haythe & Curley, the Company's general counsel. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

PERFORMANCE GRAPH

                  The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the NASDAQ Stock Market-(US) Index and to the Standard and Poor's Medical Products and Supplies Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Company's Common Stock, the NASDAQ Stock Market-(US) Index and the Standard and Poor's Medical Products and Supplies Index on May 1, 1994 and that all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    NOVAMETRIX MEDICAL SYSTEMS INC., S&P HEALTHCARE INDEX (MEDICAL PRODUCTS)
                    AND THE NASDAQ STOCK MARKET (U.S.) INDEX
                            MAY 1, 1994 - MAY 2, 1999



                                  [LINE GRAPH]



VALUE OF INITIAL $100 INVESTMENT             1994        1995        1996         1997        1998        1999
--------------------------------             ----        ----        ----         ----        ----        ----
  Novametrix                                 $100        $119        $128        $125         $185        $106
  NASDAQ Stock Market (U.S.)                 $100        $116        $166        $175         $262        $356
  S&P Health Care (Medical Products)         $100        $156        $211        $245         $350        $450

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

                  Base Salary. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the President makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the President's salary. On the basis of the foregoing factors, during the 1999 fiscal year, the Compensation Committee established an annual salary of $250,000 for William J. Lacourciere, the President and Chief Executive Officer of the Company.

                  Executive Bonuses. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving specific performance goals. The Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific performance objectives. These objectives are established by the Board of Directors of the Company at the beginning of each fiscal year in consultation with such executive officers.

                  Stock Options. The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Company's Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Committee of the Company's Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

                  On November 23, 1998, the Board of Directors amended certain stock options for the purchase of Common Stock of the Company granted to executive officers and other managers and employees of the Company to reduce the exercise price to $6.3125 per share, the closing price for the Common Stock on that date. The Board of Directors believes that stock options are a significant factor in the Company's ability to retain and motivate key employees who are important to the Company's long-term success. In light of the decline in the market price of the Common Stock following the original date of grant of the amended options and the resulting disparity between the exercise price of these options and the market price of the Common Stock, the Board of Directors determined that such options were not providing meaningful incentives to the employees holding these options. The Board of Directors approved the amendments of the option prices as a means of ensuring that these employees will continue to have meaningful equity incentives, which is important to the Company's stockholders' long-term best interests.

                  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

                                   COMPENSATION COMMITTEE OF
                                     THE BOARD OF DIRECTORS:

                                        Vartan Ghugasian
                                        Thomas M. Haythe
                                        Steven J. Shulman

              II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


                  The Board of Directors of the Company has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending April 30, 2000. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

                  Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

                  The Board of Directors recommends that the Company's stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 2000. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

                  A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.


                               III. OTHER MATTERS

                  The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

MISCELLANEOUS

                  If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of two Class A directors and FOR ratification of the Board of Directors' selection of independent auditors for the Company. Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy, or the subsequent delivery of a Proxy, will have the effect of revoking the initial Proxy.

                  All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company and its subsidiaries personally, or by mail, telephone or telecopier, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

                  It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

                  Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by April 3, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

ANNUAL REPORT ON FORM 10-K

                  Copies of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended May 2, 1999, which has been filed with the Securities and Exchange Commission, will be sent without charge to stockholders to whom this Proxy Statement is mailed upon written request to the Chief Financial Officer, Novametrix Medical Systems Inc., 5 Technology Drive, Wallingford, Connecticut 06492.


August 30, 1999

                         NOVAMETRIX MEDICAL SYSTEMS INC.
            PROXY - Annual Meeting of Stockholders - October 6, 1999

                                  COMMON STOCK

                  The undersigned, a stockholder of NOVAMETRIX MEDICAL SYSTEMS INC., does hereby appoint William J. Lacourciere and Joseph A. Vincent, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on October 6, 1999, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The undersigned hereby instructs said proxies or their substitutes to vote as specified below on the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.


1.       Election of Class A Directors.

         For both nominees listed below  / /            Withhold authority for both nominees listed / /
         (except as marked to the contrary below)

                        Paul A. Cote and Vartan Ghugasian

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                 ----------------------------------------------


2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending April 30, 2000.

                  FOR  / /           AGAINST / /               ABSTAIN / /

The Board of Directors favors a vote "FOR" each item.

                                 (Continued and to be Completed on Reverse Side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ITEM 1, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND IF NO DIRECTION IS INDICATED AS TO ITEM 2 SUCH SHARES WILL BE VOTED FOR SUCH ITEM.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.


                                             Dated _____________________, 1999



                                             ____________________________ (L.S.)



                                             ____________________________ (L.S.)
                                             Stockholder(s) Sign Here


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.